Exhibit 99.1

IMMEDIATE RELEASE	December 8, 2011

Neoprobe Corporation to Change Company Name to
Navidea Biopharmaceuticals

-- New name reflects transformation to a biopharmaceutical company focused on precision diagnostics --

-- New NYSE Amex Ticker Symbol: NAVB (Effective Jan. 5, 2012) --

DUBLIN, OH – December 8, 2011 -- Neoprobe Corporation (NYSE Amex: NEOP), today announced that it will change its name to Navidea Biopharmaceuticals, Inc. The Company is also scheduled to begin trading under a new ticker symbol (NAVB) on the NYSE Amex exchange at market open on January 5, 2012.

In connection with the sale of the neoprobe® GDS medical device business and related brand name (Neoprobe) to Devicor Medical Products in August 2011, the Company commenced a corporate re-branding initiative reflecting its business pursuits in the precision diagnostics space.  Navidea was chosen as the new name to reflect the Company’s dedication to “NAVigating IDEAs” that translate cutting edge innovation and precision diagnostics technology into novel products to advance patient care.

"Our new corporate identity signifies the Company's transformation into a biopharmaceutical company focused on development and commercialization of precision radiopharmaceutical diagnostics for cancer and other significant disease areas,” said Dr. Mark Pykett, Neoprobe President and CEO. “We plan to reveal a more complete view of the Navidea brand and an updated website in January in connection with the legal change in our corporate name and as we begin trading under our new ticker symbol, NAVB.  In the meantime, we wanted to provide advance notice of the change. As Navidea, we will continue to focus our efforts on the approval and commercialization of Lymphoseek® and on our development efforts surrounding RIGScan™.  In addition, we plan to actively move forward with other pipeline development opportunities, including the in-licensing or acquisition of other promising agents.”

About Neoprobe (Navidea Biopharmaceuticals)
Neoprobe Corporation (NYSE Amex: NEOP) is a biopharmaceutical company focused on the development and commercialization of precision diagnostics and radiopharmaceutical agents. Neoprobe is actively developing two radiopharmaceutical agent platforms – Lymphoseek® and RIGScanTM CR – to help identify the sites and pathways of undetected disease and enable better diagnostic accuracy, clinical decision-making and ultimately patient care. Neoprobe’s strategy is to deliver superior growth and shareholder return by bringing to market novel radiopharmaceutical agents and advancing the Company’s pipeline through selective acquisitions, global partnering and commercialization efforts. For more information, please visit www.neoprobe.com.

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NEOPROBE CORPORATION
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The Private Securities Litigation Reform Act of 1995 (the Act) provides a safe harbor for forward-looking statements made by or on behalf of the Company. Statements in this news release, which relate to other than strictly historical facts, such as statements about the Company’s plans and strategies, expectations for future financial performance, new and existing products and technologies, anticipated clinical and regulatory pathways, and markets for the Company’s products are forward-looking statements within the meaning of the Act.  The words “believe,” “expect,” “anticipate,” “estimate,” “project,” and similar expressions identify forward-looking statements that speak only as of the date hereof.  Investors are cautioned that such statements involve risks and uncertainties that could cause actual results to differ materially from historical or anticipated results due to many factors including, but not limited to, the Company’s continuing operating losses, uncertainty of market acceptance of its products, reliance on third party manufacturers, accumulated deficit, future capital needs, uncertainty of capital funding, dependence on limited product line and distribution channels, competition, limited marketing and manufacturing experience, risks of development of new products, regulatory risks and other risks detailed in the Company’s most recent Annual Report on Form 10-K and other Securities and Exchange Commission filings.  The Company undertakes no obligation to publicly update or revise any forward-looking statements.

Contacts:

Neoprobe Corporation -- Brent Larson, Sr. VP & CFO – (614) 822-2330

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